Exhibit 99.7

VALUATION & ADVISORY SERVICES Mike Gerard Global President, Valuations

Valuation & advisory Services Overview 1,900 Professionals Worldwide Valuation Services Market Value Initial Public Offerings Arbitration and Consulting Mortgage Security Rental Review Transaction Support Financial Reporting Advisory Services Construction Lending Property Condition Environmental Assessment Zoning Taxation YTD Q3 Historical Revenue $ in millions Representative Clients $365 $385 $415 $461 $319 $360 2011 2012 2013 2014 2015

Growth Drivers Increasing regulatory standards require transparency Expanding capital flow seeks global scale Maturing debt instruments equal higher volume Industry consolidation with clients and services Quality compliance equals sustainable business Enhanced data analytics drive better decision making Increased Adoption Student Housing Multifamily Retirement Data Centers Agricultural Self Storage

Growth Strategy Drive Long- Term Growth Focus the Business Align with Other CBRE Business Lines Client Care Program Recruiting and Retention Mergers and Acquisitions Quality Compliance Control Platform Enhancements Global Knowledge Exchange Access to Professionals Offering Market Insight Experts Unite Around Product Type and Clients Integrated Services Offer Competitive Pricing and Speed to Market

cbre Strengths Deep Platform of Global Experts Ability to Acquire and Integrate Companies Collaborative Culture with Knowledge Sharing Willingness to Invest in Global Platform Enviable Client Roster Top Talent

The Waldorf Astoria U.S. CBRE Role IVI, a CBRE company, provided due diligence and property condition report to Anbang Insurance Company of China (buyer) 85-Year-Old Iconic Luxury Hotel Hotel Sale by Hilton Worldwide Collaboration Between Two Newly-Acquired CBRE Companies

Hilton worldwide holdings Inc. U.S. CBRE Role CBRE Capital Advisors, Inc. in consultation with CBRE Hotels and PKF Consulting USA (a wholly owned CBRE company) Acted as sole financial advisor and fairness opinion provider to the Special Committee of the Board of Directors of Hilton Worldwide Holdings Inc. $1.76-billion announced acquisition of five landmark hotels Hilton 1031 Exchange From Waldorf Astoria Proceeds Collaboration Between Newly Acquired PKF Consulting and CBRE Capital Advisors

Ascott residence trust Apac and emea CBRE Role CBRE APAC Hotels team coordinated and managed the portfolio as a single point of contact Local CBRE market experts leveraged to deliver outstanding value within tight timeframes 90-Property Valuation Including Hotels and Apartments 10,500 Apartments In 37 Cities Across 13 Countries in APAC and Europe